Exhibit 99.1
Crescent Energy Company Announces Secondary Public Offering of Common Stock and Intention to Repurchase OpCo Units
Houston, Texas, March 6, 2024 – Crescent Energy Company (“Crescent” or the “Company”) (NYSE: CRGY) today announced the commencement of an underwritten public offering of 12,000,000 shares of its Class A common stock, par value $0.0001 per share (“common stock”). The common stock is being offered by Independence Energy Aggregator L.P. (the “Selling Stockholder”), the direct owner of the shares being offered and the entity through which certain unaffiliated limited partners and affiliated entities hold their interests in the Company and its subsidiary Crescent Energy OpCo LLC. The Company will not sell any shares of its common stock in the offering and will not receive any proceeds therefrom. The Selling Stockholder expects to grant the underwriters a 30-day option to purchase up to an additional 1,800,000 shares of common stock at the public offering price, less the underwriting discounts and commissions.
Wells Fargo Securities, LLC, Evercore Group L.L.C. and Raymond James & Associates, Inc. are serving as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Concurrently with the closing of the offering, the Company intends to purchase from the Selling Stockholder an aggregate of 2,000,000 units of Crescent Energy OpCo LLC (“OpCo Units”) at a price per share equal to the price per share at which the underwriters purchase shares of common stock in the offering and cancel a corresponding number of shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”) (the “OpCo Unit Purchase”). If the underwriters exercise their option to purchase additional shares from the Selling Stockholder in the offering, the Company intends to purchase a number of additional OpCo Units from the Selling Stockholders and to cancel a corresponding number of shares of Class B common stock held by Selling Stockholder in equal proportion to the number of additional shares of common stock sold pursuant to the underwriters’ option. The offering of common stock is not conditioned upon the completion of the OpCo Unit Purchase, but the OpCo Unit Purchase is conditioned upon the completion of the offering
The proposed offering will be made only by means of a prospectus and prospectus supplement. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering and final prospectus supplement, when available, may be obtained from: Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com, or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at 1-888-474-0200 or by email at ecm.prospectus@evercore.com, or Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL, 33716, by telephone at 800-248-8863 or by email at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.
The offering is being conducted pursuant to a registration statement, filed with the SEC on March 6, 2024 that became automatically effective upon filing, and corresponding prospectus included therein. A preliminary prospectus supplement thereto will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.
Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements include any statements regarding the proposed offering of the Company’s Class A common stock. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including its registration statement on Form S-3, the prospectus supplement relating to the offering and its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
Investor Contact:
IR@crescentenergyco.com
Source: Crescent Energy Company